EXHIBIT 99.1

Anika Reports First Quarter 2025 Financial Results

First Quarter 2025 Commercial Channel revenue up 18%

Integrity™ Implant System continues sequential growth and is on pace to more than double procedures in 2025

Key regulatory and clinical milestones achieved for Hyalofast®, Cingal®, and Integrity

Updating Fiscal 2025 OEM Channel revenue guidance and Adjusted EBITDA guidance

BEDFORD, Mass., May 09, 2025 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the osteoarthritis (“OA”) pain management and regenerative solutions spaces focused on early intervention orthopedics, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Results
Anika announced first quarter revenue from continuing operations of $26.2 million, a 10% decrease compared to the same period in 2024. Commercial Channel revenue was strong, up 18% driven by continued growth of Integrity and international OA Pain Management. OEM Channel revenue, which includes U.S. OA Pain Management, was down 23% in the quarter, due to lower pricing for Monovisc® and Orthovisc®, sold by its commercial partner, J&J MedTech. During the quarter, Anika also achieved significant milestones for two key pipeline programs; filing the second Hyalofast PMA module and receiving formal written feedback from the previously reported FDA Type C meeting regarding Cingal, clearing the path to NDA filing.

Cheryl Blanchard, President and CEO of Anika Therapeutics, commented: "Since our strategic realignment we have outperformed in our Commercial Channel where we control sales, marketing and pricing. We continue to see consistently strong growth within the Commercial Channel, up 18% in the quarter. Sales in our OEM Channel did not meet expectations due to lower pricing of Monovisc and Orthovisc in the U.S. To date, the pricing volatility has not been fully offset by the measures that J&J MedTech has implemented to stabilize pricing in the market. Nevertheless, Monovisc and Orthovisc continue to hold leading positions in the U.S. market. I am also pleased to report that we continue to make excellent progress on our cost-saving measures. As a result, operating expenses declined 12% in the quarter.

During the quarter, we continued to invest in the regulatory and clinical efforts necessary to file for U.S. approval of both Hyalofast and Cingal. We continue to make meaningful progress on both programs and are confident that Hyalofast and Cingal will be market-drivers in both the cartilage repair and next generation OA pain markets.”

Integrity Implant System Exceeding Launch Expectations
Integrity procedures grew for the fourth consecutive quarter and Anika is on pace to outperform the overall U.S. soft tissue augmentation market by more than doubling procedures in 2025. More than 300 Integrity surgeries were performed for the second straight quarter driven by expanded use by existing surgeon users and continued surgeon pull adding new users each month. Year-over-year, Anika achieved 33% growth in its Regenerative Solutions portfolio, continuing to exceed initial launch expectations for Integrity and expand the foundation for future growth within this segment.

Further, the Integrity prospective clinical study advanced in the first quarter, with patient enrollment underway and full site activation expected in the second half of 2025. This study will provide the foundation for MDR filing and the future European market launch, as well as the evidence to accelerate adoption and competitive position in the U.S.

International OA Pain Management Growth Continues
Anika delivered 13% international OA Pain Management growth in the first quarter driven by continued geographic expansion and market share gains for Cingal and Orthovisc.

Hyalofast Achieved Significant Regulatory and Clinical Milestones
As previously announced, Anika submitted the second PMA module and received MDR approval for Hyalofast in January and February, respectively. The Company remains on track to submit the third and final PMA module in the second half of 2025 with the U.S. launch expected in 2026.

Cingal NDA Filing Path Cleared
Anika received formal written feedback from the FDA on the previously reported Type-C meeting held in February. The feedback confirmed alignment on the bioequivalence bridging study design and the path to NDA filing. In April, the Company entered into an agreement to secure access to the necessary materials to complete the bioequivalence study in accordance with the feedback received from the FDA. The completion of the bioequivalence study, along with the completion of the ongoing toxicity study, remain the final two requirements to file the NDA.

Share Repurchase
The Company completed its previously announced $15 million share repurchase plan in March, while preserving a strong financial position with $53 million in cash and no debt.

First Quarter 2025 Continuing Operations Financial Summary (compared to the first quarter of 2024)

  Revenue $26.2 million, decreased 10%
    OEM Channel revenue $14.9 million, decreased 23%
    Commercial Channel revenue $11.3 million, increased 18%
  Gross margin 56%
  Operating expenses $19.0 million, decreased 12%
  Loss from continuing operations ($4.0) million, ($0.28) per share
  Adjusted net loss from continuing operations1 ($0.9) million, ($0.06) per share
  Adjusted EBITDA1 $0.1 million
  Cash used in operating activities for total Company $0.1 million
  Cash balance $53.4 million

1 See description of non-GAAP financial information contained in this release.

Updated Fiscal 2025 Guidance
Anika expects updated 2025 revenue ranges by segment as follows:

  Commercial Channel, unchanged, of $47 to $49.5 million, up 12% - 18% year-over-year
  OEM Channel of $62 to $65 million, down 16% - 20% year-over-year, as a result of lower forecasts on end user pricing from J&J MedTech as compared to our prior range of down 12% - 18% year-over-year.

The Company is updating its guidance for Adjusted EBITDA to -3% to 3% (previously 8% to 10%) as a result of lower end-user pricing for Monovisc and Orthovisc, lower first half manufacturing yields, the costs for the Cingal bioequivalence study, and the known impacts associated with recently announced tariffs.

Discontinued Operations
Arthrosurface and Parcus Medical are reported in discontinued operations. Each of these business’s results have been moved into Discontinued Operations for Anika’s income statement presentation, and the year-end balance sheet reflects the associated assets and liabilities as held for sale.

The sale of Arthrosurface, as previously communicated, was completed on October 31, 2024, and the transition services related work to transfer the business to the new acquiror has been completed. The sale of Parcus Medical was completed on March 7, 2025, and Anika expects to complete the majority of the key transition-related support activities before year-end to ensure a smooth transfer to the acquiror and to support distributors and customers through the transition.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Friday, May 9, 2025, at 8:30 am ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 63463. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid (“HA”) innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis (“OA”) pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, and shareholder activism costs.

Adjusted Net Income (Loss) from Continuing Operations and Adjusted EPS from Continuing Operations
Adjusted net income (loss) is defined by the Company as GAAP net income from continuing operations, on a tax effected basis, excluding stock-based compensation. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding stock-based compensation.

A reconciliation of adjusted EBITDA to adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in Dr. Blanchard’s quote about the potential success of Hyalofast and Cingal, statements about the timing and potential success of the clinical and regulatory pathway and launch of Integrity in Europe, and of Hyalofast in the U.S., statements about the transition-related support activities associated with the sale of Parcus Medical, and in the section titled “Updated Fiscal 2025 Guidance”. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Director, Corporate Development and Investor Relations
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenue	$26,168	$29,022
Cost of Revenue	11,487	10,047
Gross Profit	14,681	18,975
Operating expenses:
Research and development	6,059	6,409
Selling, general and administrative	12,906	15,071
Total operating expenses	18,965	21,480
Loss from operations	(4,284)	(2,505)
Interest and other income (expense), net	415	592
Loss before income taxes	(3,869)	(1,913)
Provision for income taxes	89	43
Loss from continuing operations	(3,958)	(1,956)
Loss from discontinued operations, net of tax	(915)	(2,558)
Net loss	$(4,873)	$(4,514)

Net loss per share:
Basic
Continuing Operations	$(0.28)	$(0.13)
Discontinued Operations	$(0.06)	$(0.18)
	$(0.34)	$(0.31)

Diluted
Continuing Operations	$(0.28)	$(0.13)
Discontinued Operations	$(0.06)	$(0.18)
	$(0.34)	$(0.31)

Weighted average common shares outstanding:
Basic	14,297	14,698
Diluted	14,297	14,698

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
ASSETS	2025	2024
Current assets:
Cash and cash equivalents	$53,371	$55,629
Accounts receivable, net	21,987	23,594
Inventories, net	21,336	23,809
Prepaid expenses and other current assets	5,815	5,494
Current assets held for sale	-	5,126
Total current assets	102,509	113,652
Property and equipment, net	40,461	38,994
Right-of-use assets	25,180	25,685
Other long-term assets	5,725	5,656
Notes receivable	5,838	5,935
Deferred tax assets	1,188	1,177
Intangible assets, net	2,281	2,490
Goodwill	7,423	7,125
Non-current assets held for sale	-	2,026
Total assets	$190,605	$202,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,277	$5,617
Accrued expenses and other current liabilities	12,624	13,567
Current liabilities held for sale	-	4,122
Total current liabilities	17,901	23,306
Other long-term liabilities	744	772
Lease liabilities	23,563	24,014
Non-current liabilities held for sale	-	659

Stockholders’ equity:
Common stock, $0.01 par value	143	144
Additional paid-in-capital	87,563	88,961
Accumulated other comprehensive loss	(6,103)	(6,783)
Retained earnings	66,794	71,667
Total stockholders’ equity	148,397	153,989
Total liabilities and stockholders’ equity	$190,605	$202,740

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Loss from Continued Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net loss from continuing operations	$(3,958)	$(1,956)
Interest and other (income) expense, net	(415)	(592)
Provision for income taxes	89	43
Depreciation and amortization	1,416	1,374
Stock-based compensation	2,995	3,254
Costs of shareholder activism	-	601
Adjusted EBITDA	$127	$2,724

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Loss from continuing operations	$(3,958)	$(1,956)
Share-based compensation, tax effected	3,063	3,285
Costs of shareholder activism, tax effected	-	607
Adjusted net (loss) income from continuing operations	$(895)	$1,936

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Operations Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Diluted loss from continuing operations per share	$(0.28)	$(0.13)
Share-based compensation, tax effected	0.22	0.22
Costs of shareholder activism, tax effected	-	0.04
Adjusted diluted net (loss) income per share	$(0.06)	$0.13

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)
	For the Three Months Ended March 31,
	2025	2024	$ change	% change
OEM Channel	$14,909	$19,450	$(4,541)	-23%
Commercial Channel	11,259	9,572	1,687	18%
	$26,168	$29,022	$(2,854)	-10%